EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Rayovac Corporation of our report dated March 30, 2005 relating to the financial statements of United Industries Corporation and its subsidiaries, which appears in the Current Report on Form 8-K dated April 27, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

St. Louis, Missouri

April 26, 2005